Exhibit 99.1

Press Release

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1500 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater to Present at the 2013 Global Hunter Securities 100 Energy Conference

NEW ORLEANS, June 19, 2013 — Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the 2013 Global Hunter Securities 100 Energy Conference in Chicago, Illinois, on Tuesday, June 25, 2013, at approximately 3:30 p.m. Central time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on June 25, 2013, at approximately 4:30 p.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenter.

Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.